UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 3, 2019, Aerie Pharmaceuticals, Inc. (the “Company” or “Aerie”) issued a press release announcing the Company’s proposed private offering of $250 million aggregate principal amount of Convertible Senior Notes due 2024 (the “notes”) to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. In connection with the pricing of the notes, Aerie expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions are expected generally to reduce potential dilution to Aerie common stock upon conversion of the notes and/or offset the potential cash payments that Aerie could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap.

Aerie intends to use a portion of the net proceeds from the offering of the notes to pay the cost of the capped call transactions. In connection with the offering of the notes, Aerie intends to terminate its existing senior secured credit facility in its entirety, and expects to pay approximately $6.5 million in termination fees and expenses in connection with such termination. Aerie expects to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including to fund its commercialization programs in the United States for both Rhopressa® and Rocklatan®, its clinical, regulatory and commercialization efforts beyond the United States, further development of other potential pipeline opportunities, including activities to support execution of its retina programs, evaluating possible uses of its existing proprietary portfolio of molecules beyond ophthalmology, its external business development efforts and its manufacturing activities, including the operation of its own manufacturing plant in Ireland. A copy of the press release is attached to this report as Exhibit 99.1 hereto, which is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

This report (including the exhibit attached hereto) is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Aerie common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes (and the shares of Aerie common stock, if any, into which the notes are convertible) will be made only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended, by means of a private offering memorandum.

This report and the exhibit attached hereto contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Aerie may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Aerie’s expectations related to the offering discussed in this report and the exhibit attached hereto, including the completion, timing and size of the offering and related capped call transactions, and the use of proceeds of the offering. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond Aerie’s control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Aerie discusses many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that Aerie files with the Securities and Exchange Commission (SEC). Any forward-looking statements that Aerie makes in this report and the exhibit attached hereto speak only as of the date of this report. Aerie assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1	Press release dated September 3, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: September 3, 2019	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer